   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1994


                                                       REGISTRATION NO. 33-51623

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          FEDERAL EXPRESS CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        71-0427007
        (State or other jurisdiction of                         (I.R.S. Employer
        incorporation or organization)                         Identification No.)


                             2005 CORPORATE AVENUE
                            MEMPHIS, TENNESSEE 38132
                                 (901) 369-3600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           KENNETH R. MASTERSON, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          FEDERAL EXPRESS CORPORATION
                             2005 CORPORATE AVENUE
                            MEMPHIS, TENNESSEE 38132
                                 (901) 395-3388
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:
                              JAMES D. PHYFE, ESQ.
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                               New York, NY 10017
                                 (212) 450-4598
                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
          DETERMINED IN LIGHT OF MARKET CONDITIONS AND OTHER FACTORS.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED FEBRUARY 17, 1994


PROSPECTUS                          [LOGO]
- -------------

                              PASS THROUGH TRUSTS
                           PASS THROUGH CERTIFICATES
                            ------------------------


    Up to $400,000,000 aggregate amount of Pass Through Certificates (the "Pass Through Certificates") may be offered for sale from time to time pursuant to this Prospectus and one or more Prospectus Supplements. The Pass Through Certificates may be offered in one or more Series in amounts, at prices and on terms to be determined at the time of sale. For each Series of Pass Through Certificates offered pursuant to this Prospectus and a Prospectus Supplement, a separate Pass Through Trust will be formed pursuant to a Pass Through Trust Agreement (the "Pass Through Agreement") and a supplement thereto (a "Series Supplement") between Federal Express Corporation (the "Corporation") and NationsBank of South Carolina, National Association, not in its individual capacity but solely as the Pass Through Trustee under such Pass Through Trust. Each Pass Through Certificate in a Series will evidence a fractional undivided interest in the related Pass Through Trust and will have no rights, benefits or interest in respect of any other Pass Through Trust or the Trust Property held in any other such Pass Through Trust. The Trust Property of each Pass Through Trust will consist of equipment trust certificates (the "Equipment Trust Certificates") issued as nonrecourse obligations by one or more Owner Trustees, each acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust, in connection with leveraged lease transactions. The Equipment Trust Certificates will be issued to finance a portion of the payment to be made by each such Owner Trustee of the acquisition cost for specified aircraft which are to be leased to the Corporation (the "Aircraft"). The Prospectus Supplement relating to each offering will describe certain terms of the Pass Through Certificates offered thereby, the respective Pass Through Trusts, the Equipment Trust Certificates to be purchased by such Pass Through Trusts, the leveraged lease transactions and the Aircraft relating to such Equipment Trust Certificates.



    With respect to each Aircraft, the Owner Trustee may issue one or more Equipment Trust Certificates, each of which may have a different interest rate and final maturity date. For each Series of Pass Through Certificates, the Pass Through Trustee will purchase one or more Equipment Trust Certificates issued with respect to each of one or more Aircraft such that all of the Equipment Trust Certificates held in the related Pass Through Trust will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and such that the latest maturity date for such Equipment Trust Certificates will occur on or before the final distribution date for such Pass Through Certificates. For any Aircraft, except during the Pre-Funding Period, if any, with respect to such Aircraft, the related Equipment Trust Certificates will be secured by a security interest in such Aircraft and by the Lease relating thereto, including the right to receive rent payable by the Corporation under such Lease. None of the Equipment Trust Certificates held in the respective Pass Through Trusts will be obligations of, or guaranteed by, the Corporation. For any Aircraft, however, except as described under "Description of the Equipment Trust Certificates -- General" relating to the Pre-Funding Period with respect to such Aircraft, the amounts payable by the Corporation under the related Lease will be sufficient to pay in full when due all principal of and interest on the related Equipment Trust Certificates. During any Pre-Funding Period, the related Equipment Trust Certificates will be secured by a collateral account funded by the net proceeds of the sale of such Equipment Trust Certificates to the Pass Through Trustee and by other security (which may include a letter of credit) to be described in the applicable Prospectus Supplement. Funds in such collateral account, together with such other security, will be available to pay any principal due and interest accrued on such Equipment Trust Certificates during the Pre-Funding Period, as well as to fund any mandatory prepayment of such Equipment Trust Certificates during such Pre-Funding Period.


                                                   (CONTINUED ON FOLLOWING PAGE)
                           --------------------------

THESE SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY   STATE  SECURITIES  COMMISSION   NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
     PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------


                The date of this Prospectus is           , 1994.

(CONTINUED FROM PREVIOUS PAGE)

    Interest paid on the Equipment Trust Certificates held in each Pass Through Trust will be passed through to the registered holders of the Pass Through Certificates for such Pass Through Trust (for each Pass Through Trust, the "Certificateholders") on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust. Principal paid on the Equipment Trust Certificates held in each Pass Through Trust will be passed through to the Certificateholders in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust.

    The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in or obligation of the Corporation.

    The Pass Through Certificates may be sold to or through underwriters or directly to other purchasers or through agents. The Prospectus Supplement relating to each offering will set forth the names of any underwriters, dealers or agents involved in the sale of the Pass Through Certificates in connection with which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

    Prior to their issuance, there will have been no market for the Pass Through Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. See "Plan of Distribution."

    This Prospectus may not be used to consummate sales of any Pass Through Certificates unless accompanied by the Prospectus Supplement applicable to the Pass Through Certificates being sold.
                           --------------------------

                             AVAILABLE INFORMATION


    Federal Express Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and The Toronto Stock Exchange, The Exchange Tower, Two First Canadian Place, Toronto, Ontario M5X 1J2, Canada.


    This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.

                   REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

    NationsBank of South Carolina, National Association ("NationsBank of South Carolina"), in its capacity as Pass Through Trustee under each Pass Through Trust, will provide the Certificateholders of each Pass Through Trust with certain periodic statements concerning the distributions made from such Pass Through Trust. See "Description of the Pass Through Certificates -- Statements to Certificateholders."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof.

1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1993, filed August 13, 1993;


2. The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1993, as amended by a Quarterly Report on Form 10-Q/A, and November 30, 1993, filed October 14, 1993, October 25, 1993 and January 14, 1994, respectively; and



3. The Corporation's Current Reports on Form 8-K dated July 13, 1993, July 27, 1993, as amended by a Form 8-K/A dated July 28, 1993, September 2, 1993, September 14, 1993, September 23, 1993, December 2, 1993 and December 13, 1993 and filed July 14, 1993, July 27, 1993, July 28, 1993, September 7,
    1993, September 15, 1993, September 28, 1993, December 6, 1993 and December 14, 1993, respectively.


    All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Corporation will furnish without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Thomas B. Martin, Managing Director -- Public Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1850 or by telephone at (901) 395-3490.

                          FEDERAL EXPRESS CORPORATION


    The Corporation offers a wide range of express services for the time-definite transportation of goods and documents throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)


                                                                    SIX MONTHS
                                                                      ENDED
                                                                     NOVEMBER
                                          YEAR ENDED MAY 31,           30,
                                     -----------------------------  ----------
                                     1989  1990  1991  1992   1993  1992  1993
                                     ----  ----  ----  ----   ----  ----  ----
Ratio of Earnings to Fixed
 Charges(a)........................   1.9x  1.4x  1.0x  (b)    1.4x  1.3x  1.7x

- ------------------------
(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.
(b) Earnings were inadequate to cover fixed charges by $173.4 million for the year ended May 31, 1992.


                    OUTLINE OF PASS THROUGH TRUST STRUCTURE


    For each Series of Pass Through Certificates (as such terms are defined below) offered pursuant to this Prospectus and related Prospectus Supplement, a separate pass through trust (a "Pass Through Trust") will be formed pursuant to a supplemental agreement (a "Series Supplement") between the Corporation and NationsBank of South Carolina, National Association ("NationsBank of South Carolina"), not in its individual capacity but solely as pass through trustee (the "Pass Through Trustee"), in accordance with a Pass Through Trust Agreement (the "Pass Through Agreement") between the Corporation and the Pass Through Trustee, for the benefit of the registered holders (the "Certificateholders") of the series (a "Series") of certificates (the "Pass Through Certificates") evidencing fractional undivided interests in such Pass Through Trust. The property held in each Pass Through Trust (the "Trust Property") will consist of equipment trust certificates issued in connection with one or more leveraged lease transactions (the "Equipment Trust Certificates"), as specified in the applicable Prospectus Supplement.


    As more fully described below under "Use of Proceeds," in connection with each leveraged lease transaction, one or more Equipment Trust Certificates may be issued, each of which may have different interest rates and final maturity dates. Concurrently with the execution and delivery of each Series Supplement, the Pass Through Trustee, on behalf of the related Pass Through Trust, will enter into one or more participation agreements (each, a "Participation Agreement") pursuant to which it will, among other things, purchase one or more Equipment Trust Certificates, such that the Equipment Trust Certificates that constitute the property of such Pass Through Trust will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and such that the latest maturity date for such Equipment Trust Certificates will occur on or before the final distribution date applicable to such Pass Through Certificates. For each Pass Through Trust, the aggregate amount of the related Series of Pass Through Certificates will equal the aggregate principal amount of the Equipment Trust Certificates constituting the Trust Property of such Pass Through Trust. The Pass Through Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Trust Certificates to the
Certificateholders of the Pass Through Trust in which such Equipment Trust Certificates are held. See "Description of the Pass Through Certificates" and "Description of the Equipment Trust Certificates."


                                USE OF PROCEEDS


    Each Series of Pass Through Certificates offered pursuant to this Prospectus and a related Prospectus Supplement will be issued to facilitate the financing of the debt portion of one or more leveraged lease transactions entered into or to be entered into by the Corporation, as lessee, with respect to each of the aircraft that are to be leased by the Corporation (the "Aircraft"), as specified in the applicable Prospectus Supplement. Each Prospectus Supplement will specify the type and model of each Aircraft relating to the Pass Through Certificates offered thereby, the engines with which such Aircraft is or will be equipped, and when such Aircraft was delivered new by the manufacturer. The proceeds from the sale of such Pass Through Certificates will be used by the Pass Through Trustee on behalf of the related Pass Through Trust to purchase Equipment Trust Certificates. The Equipment Trust Certificates will be issued as nonrecourse obligations by First Security Bank of Utah, National Association, not in its individual capacity but solely as the owner trustee (the "Owner Trustee") of one or more owner trusts (each, an "Owner Trust" created pursuant to a "Trust Agreement") for the benefit of the owner participant named therein (each, an "Owner Participant"), in connection with one or more leveraged lease transactions, in each case to finance a portion of the acquisition cost of an Aircraft (including any costs of modification required prior to commencement of the lease of such Aircraft to the Corporation) paid or to be paid by the Owner Trustee for such Aircraft which is to be leased by such Owner Trustee to the Corporation pursuant to a separate lease agreement (each, a "Lease"), as specified in the applicable Prospectus Supplement.



    If, for any Aircraft, under the circumstances discussed below in "Description of the Equipment Trust Certificates -- Delayed Lease Commencement" the proceeds from the sale of the related Equipment Trust Certificates to the applicable Pass Through Trusts are not applied by the Owner Trustee to pay the acquisition cost (including any costs of modification required prior to commencement of the related Lease) for such Aircraft on the date of the purchase of such Equipment Trust Certificates by such Pass Through Trusts, such proceeds, after deducting certain expenses of the Pass Through Certificate offering, will be deposited by the Owner Trustee into a Collateral Account (as defined below). Such Collateral Account, together with the other security pledged under the related Indenture (see "Description of the Equipment Trust Certificates -- Security" below), will secure such Equipment Trust Certificates during the related Pre-Funding Period (as defined below) and will be available to make scheduled payments of principal, if any, and interest accrued on such Equipment Trust Certificates during the Pre-Funding Period. If the Lease related to such Aircraft does not commence on the cut-off date specified in the applicable Prospectus Supplement or an event of loss occurs with respect to such Aircraft during the Pre-Funding Period, funds in such Collateral Account, together with such other security will be available to prepay such Equipment Trust Certificates as described in such Prospectus Supplement. See "Description of the Equipment Trust Certificates -- Delayed Lease Commencement" and "-- Mandatory Prepayment During the Pre-Funding Period."


    The Equipment Trust Certificates to be sold to any Pass Through Trust will be issued by the Owner Trustee and authenticated by NationsBank of Georgia, National Association ("NationsBank of Georgia"), as indenture trustee (the "Indenture Trustee") under a separate trust indenture and security agreement (each, an "Indenture") between the Owner Trustee and the Indenture Trustee. Each Owner Participant will have provided or will be obligated to provide, from sources other than the related

Equipment Trust Certificates, the portion of the acquisition cost (including any costs of modification required prior to commencement of the lease to the Corporation) for the related Aircraft specified in the applicable Prospectus Supplement. No Owner Participant, however, will be personally liable for any amount payable under the related Indenture or the Equipment Trust Certificates issued thereunder.


                              DIAGRAM OF PAYMENTS

    The following diagram illustrates certain aspects of the payment flows in the Pass Through Trust structure for a possible transaction among the Corporation, the Owner Trustee, the related Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Certificateholders, assuming that each Aircraft is leased by the Corporation upon issuance of the Pass Through Certificates. One or more Equipment Trust Certificates will be issued for each Aircraft included in a particular Pass Through Certificate offering. Each of such Equipment Trust Certificates may have a different interest rate and final maturity date and will be held in a separate Pass Through Trust. Each Pass Through Trust may hold Equipment Trust Certificates relating to more than one Aircraft. The number of Aircraft included in each offering and the interest rates and final maturity dates of the Equipment Trust Certificates held by each Pass Through Trust will be described in the applicable Prospectus Supplement.


    The Corporation is to lease each Aircraft from the Owner Trustee under a separate Lease and will make scheduled rental payments for each Aircraft under the related Lease. As a result of the assignment under the related Indenture of certain rights of the Owner Trustee under such Lease, the Corporation will make these payments directly to the Indenture Trustee. From these rental payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due from the Owner Trustee on the Equipment Trust Certificates issued under the related Indenture and held in such Pass Through Trust. After such payments have been made the Indenture Trustee will pay the remaining balance, if any, to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Equipment Trust Certificates held in such Pass Through Trust. See "Description of the Pass Through Certificates -- Payments and Distributions" and "Description of the Equipment Trust Certificates -- Delayed Lease Commencement" for a discussion of payments during any Pre-Funding Period.


                           [GRAPHIC--See Appendix A]
- ------------------------
*  Each Aircraft will be subject to a separate Lease and a separate Indenture.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

    In connection with each offering of Pass Through Certificates, one or more separate Pass Through Trusts will be formed, and one or more corresponding Series of Pass Through Certificates will be issued, pursuant to the Pass Through Agreement and one or more separate Series Supplements to be entered into between the Corporation and the Pass Through Trustee. The following summary relates to the Pass Through Agreement and each of the Series Supplements, the Pass Through Trusts to be formed thereby and the Pass Through Certificates to be issued by each Pass Through Trust, except as otherwise described in the applicable Prospectus Supplement.


    The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Pass Through Agreement which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Series Supplement relating to each Series of Pass Through Certificates and the forms of the related Indentures, Participation Agreements, Leases and Trust Agreements will be filed as exhibits to a post-effective amendment to this Registration Statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed with the Commission in connection with the issuance of each such Series of Pass Through Certificates. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Agreement. Each Prospectus Supplement will include a glossary of certain defined terms used in connection with the Pass Through Certificates offered thereby and the related Equipment Trust Certificates.


GENERAL


    Unless otherwise provided in the applicable Series Supplement, the Pass Through Certificates will be issued in fully registered, certificated form only. Each Pass Through Certificate will represent a fractional undivided interest in the separate Pass Through Trust formed by the Pass Through Agreement and the related Series Supplement pursuant to which such Pass Through Certificate is issued. The property of each Pass Through Trust will include the Equipment Trust Certificates held in such Pass Through Trust, all monies at any time paid thereon, all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust. Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Trust Certificates and other property held in the related Pass Through Trust and will be issued, unless otherwise specified in the applicable Prospectus Supplement, in minimum denominations of $1,000 or any integral multiple of $1,000. (Pass Through Agreement, Article II)


    Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Equipment Trust Certificates held in such Pass Through Trust, as set forth for such Pass Through Trust on the cover page of the applicable Prospectus Supplement.

    The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the Trust Property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in or obligation of the Corporation, the Pass Through Trustee, any related Owner Participant, the Owner Trustee in its individual capacity or any affiliate of any of the foregoing. Each Certificateholder by its acceptance of a Pass Through Certificate agrees to look solely to the income and proceeds from the property held in the related Pass Through Trust as provided in the Pass Through Agreement and the applicable Series Supplement. (Pass Through Agreement, Section 3.06)

    The Pass Through Agreement does not and, except as otherwise described in the applicable Prospectus Supplement, the Indentures will not, contain any debt covenants or provisions that would afford Certificateholders protection in the event of a highly leveraged transaction involving the Corporation.

PAYMENTS AND DISTRIBUTIONS


    Upon commencement of the Lease for any Aircraft, the Corporation will make scheduled rental payments for such Aircraft under the related Lease. After any Pre-Funding Period for an Aircraft, these scheduled rental payments will be assigned under the applicable Indenture by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make the corresponding payments of principal and interest due from the Owner Trustee on the Equipment Trust Certificates issued under such Indenture. Until the Corporation has entered into a Lease in connection with an Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during the Pre-Funding Period, if any, for such Aircraft, even if such Lease has commenced, the related Equipment Trust Certificates will not be secured by such Aircraft or the related Lease, including any rental payments under such Lease. During the Pre-Funding Period, if any, for such Aircraft, however, the related Collateral Account, together with the related Additional Collateral (as defined below), will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Equipment Trust Certificates during such Pre-Funding Period, and to pay the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation on such payment date. See "Description of the Equipment Trust Certificates -- Delayed Lease Commencement."



    Except during any Pre-Funding Period or under certain circumstances thereafter, after the Indenture Trustee has made principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts on the related Equipment Trust Certificates held in such Pass Through Trust, the Indenture Trustee will pay the remaining balance, if any, of rental payments received from the Corporation to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each such Pass Through Trust will distribute to the Certificateholders of such Pass Through Trust payments received on the Equipment Trust Certificates held in such Pass Through Trust as described below. During the Pre-Funding Period, if any, for an Aircraft, the Indenture Trustee will not make any payments to the Owner Trustee for the benefit of the related Owner Participant.


    Payments of principal of, and interest on the unpaid amount of, the Equipment Trust Certificates held in each Pass Through Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal of, and interest on, the Equipment Trust Certificates are referred to herein as "Scheduled Payments," and the dates specified for distributions of Scheduled Payments to the Pass Through Trustee in the applicable Prospectus Supplement are referred to herein as "Regular Distribution Dates"). For each Pass Through Trust, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payment received by the Pass Through Trustee on such Regular Distribution Date. If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date but is received within five Business Days thereafter, it will be distributed on the date received to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Regular Distribution Date, subject to certain exceptions. Each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Sections 5.01 and 5.02) If a Scheduled Payment is received more than five Business Days after the applicable Regular Distribution Date, it will be treated as a Special Payment and will be distributed as described below.

    After any prepayment of principal, any redemption or any default in respect of some or all of the Equipment Trust Certificates held in any Pass Through Trust, any Certificateholder of such Pass Through Trust should refer to the Pool Balance and the Pool Factor (as such terms are defined below) for such Pass Through Trust reported periodically by the Pass Through Trustee, in order to calculate such Certificateholder's pro rata share of such Pass Through Trust. See "Pool Factors" and "Statements to Certificateholders" below.


    For any Pass Through Trust, any payments of principal, premium, if any, or interest, other than Scheduled Payments, received by the Pass Through Trustee on any of the Equipment Trust Certificates held in such Pass Through Trust, including payments received (i) for the prepayment of such Equipment Trust Certificates in connection with certain events specified in the applicable Prospectus Supplement (including prepayments during any Pre-Funding Period),
(ii) upon the prepayment by the related Owner Trustee of such Equipment Trust Certificates following a default in respect of such Equipment Trust

Certificates, and (iii) on account of the sale of such Equipment Trust Certificates by the Pass Through Trustee (such payments are referred to herein as "Special Payments"), will be distributed on the dates determined as set forth in the applicable Prospectus Supplement (each, a "Special Distribution Date" and, together with the Regular Distribution Dates, the "Distribution Dates"). See "Description of the Equipment Trust Certificates -- Mandatory Prepayment During the Pre-Funding Period" for a discussion of the funding of such prepayments during the Pre-Funding Period. Prior to any Special Payment for any Pass Through Trust, the Pass Through Trustee will notify the Certificateholders of record of such Pass Through Trust of such Special Payment and the anticipated Special Distribution Date therefor in accordance with the Pass Through Agreement. Each distribution of a Special Payment, other than the final distribution, for any Pass Through Trust will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Special Distribution Date, unless otherwise specified in the applicable Prospectus Supplement. Each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Section 5.02) See "Description of the Equipment Trust Certificates -- Prepayment" and "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default."



    The Pass Through Agreement requires that the Pass Through Trustee establish and maintain, for each Pass Through Trust and for the benefit of the related Certificateholders, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of Scheduled Payments on the Equipment Trust Certificates held in such Pass Through Trust and one or more accounts which will, except in connection with Permitted Investments as discussed below, be non-interest bearing (the "Special Payments Account") for the deposit of Special Payments on such Equipment Trust Certificates. The Pass Through Trustee is required to deposit any Scheduled Payments relating to a Pass Through Trust received by it in the related Certificate Account and to deposit any Special Payments so received by it in the related Special Payments Account pending distribution thereof. (Pass Through Agreement, Section 5.01) Special Payments that are not promptly distributed by the Pass Through Trustee will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date, and the income and earnings on such investments will be distributed with such Special Payment. "Permitted Investments" are non-callable direct obligations of the United States of America maturing on or prior to the day required for the distribution of any such funds on a Special Distribution Date. (Pass Through Agreement, Article I and Section 5.04)


    Distributions by the Pass Through Trust from the Certificate Account or the Special Payments Account of any Pass Through Trust on any Distribution Date will be paid to each Certificateholder of record of such Pass Through Trust on the applicable record date at its address appearing on the register maintained for such Pass Through Trust. (Pass Through Agreement, Section 5.02) The final distribution for each Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Pass Through Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders of such Pass Through Trust, specifying the date set for such final distribution and the amount of such distribution. (Pass Through Agreement, Section 12.01) See "Termination of Pass Through Trusts" below.

    If any Distribution Date is not a Business Day, distributions scheduled to be made on such Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement, Section 13.15)

POOL FACTORS

    Except as provided below, the Pool Factor (as defined below) for any Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Equipment Trust Certificates held in such Pass Through Trust as described in the applicable Prospectus Supplement. Where any Equipment Trust Certificate held in a Pass Through Trust has been prepaid, a scheduled repayment of principal thereon has not been made or certain actions have been taken following a default thereon, as discussed in the applicable Prospectus Supplement or below in "Events of Default and Certain Rights Upon an Event of

Default," the Pool Factor and the Pool Balance (as defined below) of such Pass Through Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

    Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Pass Through Trust indicates, as of any date, the aggregate unpaid principal amount of the Equipment Trust Certificates held in such Pass Through Trust on such date plus any amounts in respect of principal on such Equipment Trust Certificates held by the Pass Through Trustee and not yet distributed. The Pool Balance for each Pass Through Trust as of any Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Trust Certificates held in such Pass Through Trust and the distribution thereof being made on that date. (Pass Through Agreement, Article
I)


    Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Pass Through Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Equipment Trust Certificates held in such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Trust Certificates held in such Pass Through Trust and the distribution thereof being made on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. For any Pass Through Trust, the amount of any Certificateholder's pro rata share of the Pool Balance of such Pass Through Trust can be determined by multiplying the original denomination of such Certificateholder's Pass Through Certificate by the Pool Factor for such Pass Through Trust as of the applicable Distribution Date. (Pass Through Agreement, Article I)


STATEMENTS TO CERTIFICATEHOLDERS

    On each Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Pass Through Trust a statement, giving effect to such distribution being made on such Distribution Date, setting forth the following information (per $1,000 in aggregate amount of Pass Through Certificates for such Pass Through Trust, as to (i) and (ii) below):

         (i) the amount of such distribution allocable to principal and allocable to premium, if any;

        (ii) the amount of such distribution allocable to interest; and

        (iii) the Pool Balance and the Pool Factor for such Pass Through Trust.

    In addition, after the end of each calendar year, the Pass Through Trustee will prepare for each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to each such Pass Through Trust for such calendar year or, in the event such person was a Certificateholder during a portion of such calendar year, for the applicable portion of such calendar year. (Pass Through Agreement, Section 5.03)

VOTING OF EQUIPMENT TRUST CERTIFICATES

    The Pass Through Trustee, as holder of the Equipment Trust Certificates held in each Pass Through Trust, has the right to vote and give consents and waivers in respect of such Equipment Trust Certificates under the related Indentures. The Pass Through Agreement sets forth the circumstances in which the Pass Through Trust shall direct any action or cast any vote as the holder of the Equipment Trust Certificates held in the applicable Pass Through Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Pass Through Trust. Prior to an Event of Default (as defined below) with respect to any Pass Through Trust, the principal amount of the Equipment Trust Certificates held in such Pass Through Trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Pass Through Trust taking the corresponding position. (Pass Through Agreement, Section 7.01)

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

    The Pass Through Agreement defines an event of default for any Pass Through Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the related Indentures (an "Indenture Event of Default"). The Indenture Events of Default under the Indentures will be described in the applicable Prospectus Supplement and will include events of default under the related Leases ("Lease Events of Default"). Since the Equipment Trust Certificates outstanding under an Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default with respect to each such Pass Through Trust. Unless otherwise provided in a Prospectus Supplement, all of the Equipment Trust Certificates issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default occurring under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Trust Certificates issued pursuant to the related Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of, premium, if any, and interest on such Equipment Trust Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled.

    The Equipment Trust Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures relating to such Equipment Trust Certificates or Pass Through Certificates that would afford the holders thereof protection in the event of a highly leveraged transaction involving the Corporation.

    Under each Indenture the Owner Trustee will have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default under any Pass Through Trust holding the related Equipment Trust Certificates will be deemed to be cured. See the applicable Prospectus Supplement for a more detailed discussion of certain provisions described in this paragraph.

    The Pass Through Agreement provides that if an Indenture Event of Default under an Indenture relating to Equipment Trust Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee
(i) may vote all of the Equipment Trust Certificates issued under such Indenture that are held in such Pass Through Trust, and (ii) upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall vote a corresponding majority of such Equipment Trust Certificates, in each case in favor of directing the related Indenture Trustee to declare the unpaid principal amount of all Equipment Trust Certificates issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Pass Through Agreement also provides that if an Indenture Event of Default under an Indenture relating to Equipment Trust Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, vote all of the Equipment Trust Certificates issued under such Indenture that are held in such Pass Through Trust in favor of directing the related Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Pass Through Agreement, Sections 7.01 and 7.09)

    The ability of the Certificateholders of any one Pass Through Trust to cause the Indenture Trustee for any Equipment Trust Certificates held in such Pass Through Trust to accelerate the payment on such Equipment Trust Certificates under the related Indenture or to direct the exercise of remedies by such Indenture Trustee under the related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Equipment Trust Certificates outstanding under such Indenture and held in such Pass Through Trust and the aggregate principal amount of all Equipment Trust Certificates outstanding under such Indenture. Each Pass Through Trust will hold Equipment Trust Certificates with different terms from those of the Equipment Trust Certificates held in any other Pass Through Trust and, therefore, the Certificateholders of a Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts holding Equipment Trust Certificates relating to the same Indenture. In addition, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of each Pass Through Trust, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Pass Through Trustee for such Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the initial Pass Through Trustee has indicated that it would resign as Pass Through Trustee of one or all of such Pass Through Trusts, and a successor pass through trustee would be appointed in accordance with the terms of the Pass Through Agreement and the applicable Series Supplement. See "The Pass Through Trustee; the Indenture Trustee" below for a discussion of resignation procedures.


    As an additional remedy, if an Indenture Event of Default under an Indenture has occurred and is continuing, the Pass Through Agreement provides that the Pass Through Trustee of a Pass Through Trust holding Equipment Trust
Certificates issued under such Indenture may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust will, sell all or part of such Equipment Trust Certificates for cash to any person at a price or prices that it may reasonably deem advisable. Any proceeds received by the Pass Through Trust upon any such sale will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 7.01 and 7.02) The market for Equipment Trust Certificates in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution or any affiliate of such institution acts as Pass Through Trustee of each Pass Through Trust, it may be faced with a conflict in deciding from which Pass Through Trust to sell Equipment Trust Certificates to available buyers. If the Pass Through Trustee sells any such Equipment Trust Certificates with respect to which an Indenture Event of Default exists for less than the outstanding principal amount thereof, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Pass Through Trustee, the Corporation, the Owner Trustee or any related Owner Participant. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Equipment Trust Certificates held in such Pass Through Trust so long as no Indenture Event of Default existed with respect thereto.

    For any Pass Through Trust, any amount distributed to the Pass Through Trustee by the Indenture Trustee under any Indenture on account of the Equipment Trust Certificates held in such Pass Through Trust following an Indenture Event of Default under such Indenture will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Indenture, the related Owner Trustee exercises its option, if any, to prepay or purchase the outstanding Equipment Trust Certificates issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee to the Pass Through Trustee for such Equipment Trust Certificates held in such Pass Through Trust will be deposited in the related Special Payments Account and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 5.01 and 5.02)

    Any funds representing payments received with respect to any Equipment Trust Certificates held in a Pass Through Trust in default, or the proceeds from the sale by the Pass Through Trustee of any such Equipment Trust Certificates, held by the Pass Through Trustee in the Special Payments Account for such Pass Through Trust will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Pass Through Agreement, Article I and Section 5.04)

    The Pass Through Agreement provides that the Pass Through Trustee will, within 90 days after the occurrence of a default (as defined below) under any Pass Through Trust, notify the Certificateholders of such Pass Through Trust by mail of all uncured or unwaived defaults with respect to such Pass Through Trust known to it. Under no circumstances, however, may the Pass Through Trustee give such notice until the expiration of a period of 60 days from the occurrence of such default. The Pass Through Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Trust Certificates held in such Pass Through Trust. The term "default," for the purpose of the provision described in this paragraph only, means the occurrence of any Event of Default with respect to a Pass Through Trust as described above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Pass Through Agreement, Section 7.11)

    The Pass Through Agreement provides that for each Pass Through Trust, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, the Pass Through Trustee is entitled to be indemnified by the Certificateholders of such Pass Through Trust before proceeding to exercise any right or power under such Pass Through Trust at the request of such Certificateholders. (Pass Through Agreement, Section 8.03)


    In certain cases, the Certificateholders of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust may on behalf of all the Certificateholders of such Pass Through Trust waive any past default or Event of Default with respect to such Pass Through Trust and thereby annul any direction given by such Certificateholders to the Pass Through Trustee or the related Indenture Trustee with respect thereto, except (i) a default in payment of the principal of, premium, if any, or interest on any of the Equipment Trust Certificates held in such Pass Through Trust and (ii) a default in respect of any covenant or provision of the Pass Through Agreement or the related Series Supplement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected thereby. Any such waiver, however, will be effective to waive any such past default or Event of Default if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Equipment Trust Certificates outstanding thereunder. (Pass Through Agreement, Section 7.10)



    Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Trust Certificates issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. If, as described above, the Certificateholders of a Pass Through Trust elect to waive a past default or Event of Default with respect to such Pass Through Trust, the principal amount of the Equipment Trust Certificates issued under the related Indenture and held in such Pass Through Trust will be counted in favor of the waiver of the corresponding past default or Indenture Event of Default under the related Indenture when the Indenture Trustee determines whether such past default or Indenture Event of Default has been waived by the requisite majority in aggregate unpaid principal amount of Equipment Trust Certificates under such Indenture. If, for example, the Equipment Trust Certificates issued under an Indenture held in a Pass Through Trust constitute only 45% in aggregate unpaid principal amount of the Equipment Trust Certificates issued and unpaid under such Indenture, even if all the Certificateholders of such Pass Through Trust were to instruct the Pass Through Trustee not to waive a past default or Event of Default with respect to such Pass Through Trust and, consequently, to vote such Equipment Trust Certificates against the waiver of the corresponding past default or Indenture Event of Default under such Indenture, the Equipment Trust Certificates so voted by the Pass Through Trustee on behalf of such Pass Through Trust would not alone be sufficient under the terms of such Indenture to compel the Indenture Trustee to refrain from giving such waiver. Moreover, there would be no assurance that the Certificateholders of any other Pass Through Trust holding Equipment Trust Certificates issued under such Indenture would at such time vote such Equipment Trust Certificates against such waiver. Therefore, if the Certificateholders of a Pass Through Trust or Pass Through Trusts waive a past default or Event of Default such that the principal amount of the Equipment Trust Certificates held either individually in such Pass Through Trust or in the aggregate in such Pass Through Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture will be waived whether or not the Certificateholders of any other Pass Through Trust holding Equipment Trust Certificates issued under such Indenture waive such past default or Event of Default with respect to such other Pass Through Trust.

MODIFICATIONS OF THE AGREEMENTS

    The Pass Through Agreement contains provisions permitting the Corporation and the Pass Through Trustee to enter into an agreement supplemental to any Pass Through Trust, without the consent of the Certificateholders of such Pass Through Trust, to (i) provide for the formation of any Pass Through Trust and the issuance of the related Pass Through Certificates, (ii) evidence the succession of another corporation to the Corporation and the assumption by such corporation of the Corporation's obligations under the Pass Through Agreement and the applicable Series Supplement, (iii) add to the covenants of the Corporation for the protection of the related Certificateholders, (iv) surrender any right or power conferred upon the Corporation in the Pass Through Agreement or any Series Supplement, (v) cure any ambiguity or correct or supplement any defective or inconsistent provision of such Pass Through Agreement or the applicable Series Supplement, or make any other provisions in regard to matters or questions arising thereunder that will not adversely affect the interests of the related Certificateholders, (vi) correct or amplify the description of property that constitutes Trust Property or the conveyance of such property to the Pass Through Trustee, (vii) evidence and provide for a successor Pass Through Trustee for some or all of the Pass Through Trusts, (viii) modify, eliminate or add to the provisions of the Pass Through Agreement or any Series Supplement to the extent necessary to continue to qualify such Pass Through Agreement or such Series Supplement under the Trust Indenture Act or any similar federal statute enacted thereafter, (ix) make any other amendments or modifications which shall only apply to any Pass Through Trust established thereafter, or (x) add, eliminate or change any provision under the Pass Through Agreement that will not adversely affect the interests of the Certificateholders, provided that in each case such modification does not cause the Pass Through Trust to become taxable as an "association," within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement, Section 11.01)

    The Pass Through Agreement also provides that the Corporation and the Pass Through Trustee, with the consent of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the affected Pass Through Trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Agreement, to the extent relating to such Pass Through Trust, and the applicable Series Supplement, or modifying the rights of such Certificateholders. No such supplemental agreement may, however, without the consent of each Certificateholder so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Trust Certificates held in such Pass Through Trust, or distributions in respect of any Pass Through Certificate of such Pass Through Trust, or make distributions payable in coin or currency other than that provided for in such Pass Through Certificates, or impair the right of any such Certificateholder to institute suit for the enforcement of any payment when due,
(b) permit the disposition of any Equipment Trust Certificate held in such Pass Through Trust, except as provided in the Pass Through Agreement or the applicable Series Supplement, or permit the creation of any Lien on the Trust Property or deprive any holder of any such Equipment Trust Certificate of the benefit of the Lien of the related Indenture, except as provided therein, (c) reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust that is required to approve any supplemental agreement or any waiver provided for in the Pass Through Agreement or such Series Supplement or
(d) cause the Pass Through Trust to become taxable as an "association," within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement,
Section 11.02)

MODIFICATION, CONSENTS AND WAIVERS UNDER THE INDENTURE AND RELATED AGREEMENTS

    If the Pass Through Trustee, as the holder of any Equipment Trust Certificates held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, or other document relating to such Equipment Trust Certificates (including any Lease), the Pass Through Trustee will mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Pass Through Trustee will request instructions from such
Certificateholders as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee will vote or consent with respect to such Equipment Trust Certificates in the same proportion as the Pass Through Certificates of such Pass Through Trust are actually voted by such Certificateholders by a certain date. If an Event of Default relating to such Indenture has occurred and is continuing under such Pass Through Trust, the Pass Through Trustee may, in the absence of instructions from Certificateholders holding a majority in interest of such Pass Through Trust, in its own discretion consent to such amendment, modification or waiver, and may so notify the related Indenture Trustee. (Pass Through Agreement, Section 11.08)

TERMINATION OF PASS THROUGH TRUSTS

    The obligations of the Corporation and the Pass Through Trustee with respect to a Pass Through Trust will terminate upon the distribution to the Certificateholders of such Pass Through Trust of all amounts required to be distributed to them pursuant to the Pass Through Agreement and the applicable Series Supplement and the disposition of all property held in such Pass Through Trust. The Pass Through Trustee will notify each Certificateholder of record of such Pass Through Trust by mail of, among other things, the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Pass Through Trust. The final distribution for each Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such termination notice. (Pass Through Agreement, Section 12.01)

THE PASS THROUGH TRUSTEE; THE INDENTURE TRUSTEE

    NationsBank of South Carolina will be the Pass Through Trustee for each of the Pass Through Trusts. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Pass Through Agreement,
Section 8.05)

    Unless otherwise specified in the related Prospectus Supplement, NationsBank of Georgia, an affiliate of NationsBank of South Carolina, will be the Indenture Trustee under the Indentures under which the Equipment Trust Certificates have been or will be issued. An affiliate of NationsBank of Georgia acts as trustee under other indentures with respect to other indebtedness of the Corporation. The Corporation from time to time borrows from, and maintains deposit accounts with, NationsBank of Georgia and its affiliates.

    The Pass Through Trustee may resign under any or all of the Pass Through Trusts at any time. If the Pass Through Trustee ceases to be eligible to continue as Pass Through Trustee with respect to a Pass Through Trust or becomes incapable of acting as Pass Through Trustee or becomes insolvent, the Corporation may remove such Pass Through Trustee, or any Certificateholder of such Pass Through Trust for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Pass Through Trustee and the appointment of a successor trustee. In addition, the Pass Through Trustee of any Pass Through Trust may be removed without cause by the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates. In the case of the resignation or removal of the Pass Through Trustee, the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates may appoint a successor Pass Through Trustee. The resignation or removal of the Pass Through Trustee for any Pass Through Trust and the appointment of the successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. (Pass Through Agreement, Article X) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through

Trust. All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Pass Through Trusts and should be read to take into account the possibility that each of the Pass Through
Trusts could have a different successor trustee in the event of such a resignation or removal.

    The Pass Through Agreement provides that the Corporation will pay the Pass Through Trustee's fees and expenses and that the Pass Through Trustee will have a priority claim on the related Trust Property to the extent such fees and expenses are not paid. The Pass Through Agreement further provides that the Pass Through Trustee in its individual capacity will be entitled to indemnification by the Corporation for, and will be held harmless against, any loss, liability or expenses (other than income or similar taxes) incurred by the Pass Through Trustee in its individual capacity in connection with the administration of any Pass Through Trust, except to the extent incurred through its own willful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the Pass Through Agreement or the applicable Series Supplement or any related documents. In certain circumstances, the Pass Through Trustee will be entitled to be reimbursed from the applicable Pass Through Trust for any tax (other than income or similar taxes) incurred in its trust capacity in connection with the administration of any Pass Through Trust. (Pass Through Agreement, Articles VIII and IX)

                DESCRIPTION OF THE EQUIPMENT TRUST CERTIFICATES


    The discussion that follows is a summary that does not purport to be complete and is qualified in its entirety by the detailed information appearing in the applicable Prospectus Supplement. The following summary includes descriptions of the material terms of the Equipment Trust Certificates and the Indentures. Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summary will apply to the Equipment Trust Certificates, the Indenture, the Lease, the Participation Agreement and the Collateral Agreement, if any, related to each Aircraft. Additional provisions with respect to the Equipment Trust Certificates, the Indentures, the Leases, the Participation Agreements and the Collateral
Agreements, if any, relating to any particular offering of Pass Through Certificates will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.


GENERAL


    The Equipment Trust Certificates will be issued as nonrecourse obligations by the Owner Trustee, in each case acting for an Owner Trust for the benefit of an Owner Participant, and will be authenticated under an Indenture by the Indenture Trustee. All of the Equipment Trust Certificates issued under the same Indenture will relate to and, after the related Pre-Funding Period, if any, as discussed below under "Delayed Lease Commencement," will be secured by a specific Aircraft and will not be secured by any other Aircraft. The Owner Trustee is to lease the related Aircraft to the Corporation pursuant to a Lease between the Owner Trustee and the Corporation. See "Delayed Lease Commencement" below for a discussion of the circumstances under which the Lease for an Aircraft may commence after the date of issuance of the related Equipment Trust Certificates. The Aircraft to be subject to each Lease and the Equipment Trust Certificates issued under the related Indenture will be specified in the applicable Prospectus Supplement. Upon the commencement of the Lease for any Aircraft, the Corporation will be obligated to make rental payments under the related Lease that will be sufficient to pay the principal of and interest on the related Equipment Trust Certificates when and as due and payable except that, with respect to a Delayed Lease Aircraft (as defined below), on the first scheduled payment date after the related Pre-Funding Period, the difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Equipment Trust Certificates will be payable from the related Collateral Account and the related Additional Collateral. See "Delayed Lease Commencement" below. The Equipment Trust Certificates will not, however, be obligations of, or guaranteed by, the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

    Until the Corporation has entered into a Lease in connection with an Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during the Pre-Funding Period, if any, for such Aircraft, even if such Lease has commenced, the related Equipment Trust Certificates will not be secured by such Aircraft or the related Lease, including any rental payments under such Lease. During the Pre-Funding Period, if any, for such Aircraft, however, the related Collateral Account, together with the related Additional Collateral, will be available to provide funds necessary to make the scheduled payments of principal, if any, and interest on the related Equipment Trust Certificates during such Pre-Funding Period, including the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation pursuant to the related Lease. See "Delayed Lease Commencement" below.


PRINCIPAL AND INTEREST PAYMENTS

    Interest received by the Pass Through Trustee on the Equipment Trust Certificates constituting Trust Property of each Pass Through Trust will be passed through to the Certificateholder of such Pass Through Trust on a pro rata basis on the dates and at the rate per annum set forth in the applicable Prospectus Supplement. Interest on the Equipment Trust Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Each Pass Through Trust will hold Equipment Trust Certificates on which principal is payable in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. Principal received by the Pass Through Trustee on such Equipment Trust Certificates will be passed through to the Certificateholders of such Pass Through Trust on a pro rata basis as set forth in the Prospectus Supplement.

PREPAYMENT


    The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Trust Certificates may or must be prepaid prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain prepayments and other terms applying to the prepayment of such Equipment Trust Certificates. See "Mandatory Prepayment During the Pre-Funding Period" below for a discussion of certain events which would require prepayment of Equipment Trust Certificates related to an Aircraft during the related Pre-Funding Period.


SECURITY


    For any Aircraft, except during the related Pre-Funding Period, if any, the Equipment Trust Certificates issued under the related Indenture will be secured by (i) an assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's rights (except for certain limited rights described below) under the applicable Lease, including the right to receive rent and other payments thereunder, (ii) a security interest granted to the Indenture Trustee in the related Aircraft, subject to the rights of the Corporation under such Lease and to certain other liens and encumbrances, and (iii) unless otherwise specified in the applicable Prospectus Supplement, an assignment to the Indenture Trustee of the Owner Trustee's rights related to such Aircraft and the related engines under the agreements for the purchase and modification thereof. See "Registration of the Aircraft" below. The assignment by the Owner Trustee to the Indenture Trustee of its rights under each Lease will exclude rights of the Owner Trustee and the related Owner Participant relating to (i) indemnification by the Corporation for certain matters, (ii) proceeds of public liability insurance payable to the Owner Trustee and the Indenture Trustee in their respective individual capacities and to the Owner Participant under insurance maintained by the Corporation under such Lease and (iii) proceeds of any insurance policies separately maintained by such Owner Trustee in its individual capacity or by such Owner Participant. The right of the Indenture Trustee, however, to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder, will be subject to certain limitations as described in the applicable Prospectus Supplement.


    There will be no cross-collateralization provisions in the Indentures and consequently the Equipment Trust Certificates issued in respect of one of the Aircraft will not be secured by any other Aircraft or the Leases relating thereto. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

    Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") provides that the right of lessors, conditional vendors and holders of purchase money equipment security interests with respect to aircraft used by air carriers operating under certificates issued under Section 401 or 418 of the Aviation Act to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or purchase money equipment security agreement, as the case may be, is not affected by (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor, (b) the provision of the Bankruptcy Code allowing the trustee in reorganization to use, sell or lease property of the debtor and (c) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a purchase money equipment security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). The Prospectus Supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.


    For any Aircraft, if the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to such Aircraft, then during such Pre-Funding Period the related Equipment Trust Certificates will not be secured by such Aircraft or a related Lease. During such Pre-Funding Period, however, such Equipment Trust Certificates will be secured by (i) an assignment of certain rights of the Owner Trustee with respect to the related Delayed Lease Aircraft under the Agreement to Lease (as defined below), (ii) the related Collateral Account and (iii) certain additional security including, unless otherwise specified in the applicable Prospectus Supplement, a letter of credit issued by a bank (within the meaning of Section 3(a)(2) of the Securities Act) whose obligations at the time of the relevant Pass Through Certificate offering carry a credit rating at least as high as the Corporation's ("Additional Collateral"). See "Delayed Lease Commencement" below.


REGISTRATION OF THE AIRCRAFT


    After commencement of a Lease, the Corporation will be required, except under certain circumstances, to register and keep the related Aircraft registered under the Federal Aviation Act of 1958, as amended (the "Aviation Act"), in the name of the Owner Trustee, and to record and maintain the recordation of the Indenture and the Lease relating to each such Aircraft under the Aviation Act. Such recordation of the Indenture and the Lease, if any, relating to each Aircraft will give the Indenture Trustee a perfected security interest in each such Aircraft whenever it is located in the United States or any of its territories and possessions and, with certain limited exceptions, in those jurisdictions that have ratified or adhered to the Convention on the International Recognition of Rights in Aircraft (the "Convention"). The Corporation will be able, in certain circumstances, to re-register any Aircraft in certain countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the related Indenture Trustee and the related Owner Participant must receive certain assurances, including that such other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362 and 363 of the Bankruptcy Code. Generally, each Aircraft may also be operated by the Corporation or under lease, sublease or interchange agreements in countries that are not parties to the Convention. The extent to which the Indenture Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction that is not a party to the Convention, is uncertain. Moreover, in the case of any Indenture Event of Default, the ability of the Indenture Trustee to realize upon its security interest in the related Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    The Corporation will be prohibited from consolidating with or merging into any other corporation under circumstances in which the Corporation is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless among other things, (i) the successor or transferee corporation is a U.S. Citizen, an "air carrier" within the meaning of and operating under the Aviation Act and a corporation organized and existing under the laws of the United States or a political subdivision thereof, and such corporation expressly assumes all the obligations of the Corporation contained in the related Indenture, Participation Agreement, Agreement to Lease (as defined below), if any, Lease, and certain related agreements, (ii) immediately after giving effect to such consolidation, merger or transfer, the successor or transferee is in compliance with all the terms and conditions of such documents and (iii) such consolidation, merger or transfer does not (or would not, if prior to commencement of the related Lease) give rise to a Lease Event of Default under the related Lease.

DELAYED LEASE COMMENCEMENT


    If the Corporation and the Owner Trustee have entered into an agreement to lease (an "Agreement to Lease") with respect to any Aircraft, as specified in the applicable Prospectus Supplement, which contemplates modification of such Aircraft in accordance with specifications of the Corporation, then the Lease with respect to such Aircraft will commence only upon the satisfaction of certain conditions relating to such Aircraft, including completion of such modification and U.S. certification of the Aircraft. Any such Aircraft, until commencement of a Lease with respect thereto and the Indenture Trustee's release of funds from the related Collateral Account, which is expected to occur at the same time as the commencement of such Lease, is referred to as a "Delayed Lease Aircraft" and the period prior to the Indenture Trustee's release of such funds is referred to as the "Pre-Funding Period."



    In the case of Equipment Trust Certificates relating to a Delayed Lease Aircraft, the proceeds from sale of such Equipment Trust Certificates to the applicable Pass Through Trusts, after deducting certain expenses of the offering of the related Pass Through Certificates, will be deposited by the Owner Trustee, on the date of such sale, in a collateral account (a "Collateral Account") established pursuant to a collateral agreement between the Owner Trustee and the Indenture Trustee (a "Collateral Agreement"). Such Collateral Account will be part of the related Indenture Estate and will secure payment of the related Equipment Trust Certificates. In addition, certain rights of the Owner Trustee in the related Agreement to Lease with respect to the related Delayed Lease Aircraft will be assigned to the Indenture Trustee to secure such Equipment Trust Certificates, and the Owner Trustee will be required to provide to the Indenture Trustee Additional Collateral, including, unless otherwise specified in the applicable Prospectus Supplement, a letter of credit, for such Equipment Trust Certificates during the related Pre-Funding Period. See "Security" above.



    Funds in the Collateral Account will be invested at the risk of the Owner Trustee in U.S. government obligations pursuant to the related Collateral Agreement and further described in the applicable Prospectus Supplement. Earnings on such investments will be retained in the Collateral Account pending distribution as contemplated below.



    Unless otherwise specified in an applicable Prospectus Supplement, the Equipment Trust Certificates relating to a Delayed Lease Aircraft will be issued in an amount such that the net proceeds thereof, together with expected earnings on the investments in the Collateral Account, will be sufficient (i) to make scheduled payments of principal, if any, and interest accrued on such Equipment Trust Certificates during the related scheduled Pre-Funding Period specified in such Prospectus Supplement and (ii) to finance a portion of the acquisition cost of such Delayed Lease Aircraft (including any costs of modification required prior to the commencement of the related Lease), as specified in such Prospectus

Supplement.  Accordingly,  the   principal  amount  of   such  Equipment   Trust
Certificates at issuance will exceed the amount that will be applied to the acquisition costs (including any costs of modification of such Aircraft prior to the commencement of the related Lease) of the Delayed Lease Aircraft.



    Subject to any mandatory prepayment contemplated below, under the Collateral Agreement relating to a Delayed Lease Aircraft, on each date during the scheduled Pre-Funding Period for the scheduled payments of principal, if any, and interest on the related Equipment Trust Certificates, the Indenture Trustee shall withdraw from the Collateral Account the amount necessary to make the scheduled payment then due. If the Indenture Trustee shall not have released the funds in the Collateral Account on the date scheduled for the commencement of the Lease relating to such Delayed Lease Aircraft, then on each scheduled payment date during the Pre-Funding Period that occurs after such scheduled commencement date, the Indenture Trustee shall withdraw from the Collateral
Account the excess of the amount therein over the amount specified to be retained in such Collateral Account to be applied to the acquisition costs (including any costs of modification of such Aircraft prior to the commencement of the related Lease) of the Delayed Lease Aircraft. If the amount withdrawn is less than the scheduled payment then due, the Indenture Trustee shall draw the deficiency from any available Additional Collateral and will apply such amount to satisfy the corresponding payment obligation. On the first scheduled payment date after any Pre-Funding Period with respect to a Delayed Lease Aircraft, the Indenture Trustee shall withdraw from the Collateral Account the difference between the scheduled payment then due and the rental payment due on such payment from the Corporation.



MANDATORY PREPAYMENT DURING THE PRE-FUNDING PERIOD


    To the extent that the Lease related to a Delayed Lease Aircraft has not commenced on or prior to the cut-off date specified in the applicable Prospectus Supplement as the last date of the related permitted Pre-Funding Period, a "Deemed Event of Loss" will occur, the Collateral Account and, to the extent necessary, any Additional Collateral will be drawn upon and the related Equipment Trust Certificates will be prepaid at a prepayment price equal to the aggregate principal amount of such Equipment Trust Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment specified in such Prospectus Supplement. Such Prospectus Supplement will specify the date after such Deemed Event of Loss on which such prepayment is to be made.



    With  respect  to  any  Delayed Lease  Aircraft,  the  applicable Prospectus
Supplement also will set forth any mandatory prepayments of the related Equipment Trust Certificates, and the prepayment price therefor, upon the occurrence of any event of loss with respect to such Delayed Lease Aircraft during such Pre-Funding Period.


PAYMENTS AND LIMITATIONS OF LIABILITY


    All payments of principal of, premium, if any, and interest on any Equipment Trust Certificates will be made only from the assets subject to the lien of the related Indenture or the income and proceeds received by the Indenture Trustee therefrom, including, during the Pre-Funding Period, if any, relating to an Aircraft, the Collateral Account and any Additional Collateral provided in connection with such Pre-Funding Period and, on and after the commencement of the related Lease and, in the case of a Delayed Lease Aircraft, after the related Pre-Funding Period, rent payable by the Corporation under the related Lease. The Equipment Trust Certificates will not be direct obligations of, or guaranteed by, the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.


    Neither the Owner Trustee nor the Indenture Trustee (in their individual capacities) will be liable to any Certificateholder or, in the case of the Owner Trustee, in its individual capacity, to the Corporation or the Indenture Trustee for any amounts payable or for any liability under the Equipment Trust Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee.

INDENTURE EVENTS OF DEFAULT AND REMEDIES

    For any Pass Through Trust, the applicable Prospectus Supplement will describe the Indenture Events of Default under the Indentures related to the Equipment Trust Certificates to be held by such Pass Through Trust, the remedies that the related Indenture Trustees may exercise with respect to the related Aircraft, either at their own initiative or upon instructions from holders of the related Equipment Trust Certificates, and other provisions relating to the occurrence of an Indenture Event of Default and the exercise of remedies. There will be no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture.

THE LEASES

    Upon the commencement of any Lease, the following terms will be applicable:


    TERMS AND RENTALS. Each Aircraft will be leased by the Owner Trustee to the Corporation for a term commencing on the date of the Corporation's acceptance thereof pursuant to the related Participation Agreement and expiring on a date not earlier than the latest maturity date of the Equipment Trust Certificates issued with respect to such Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease will be payable on the dates specified in the applicable Prospectus Supplement. The respective payments will be assigned under the related Indenture by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Equipment Trust Certificates issued under such Indenture. Any Prospectus Supplement may provide that, under certain circumstances, the scheduled rental payments under any applicable Lease may be adjusted; in that case, however, each such Lease will provide that under no circumstances will the adjusted rental payments that the Corporation will be unconditionally obligated to make or cause to be made under such Lease after such adjustment be less than the scheduled payments of principal and interest on the Equipment Trust Certificates issued under the Indenture relating to such Lease. For any Delayed Lease Aircraft, upon the commencement of the Lease for such Aircraft and after the related Pre-Funding Period, the Corporation will be obligated to make scheduled rental payments under the related Lease that will be sufficient to pay in full when due all principal of and interest on, to the extent accrued from and after the related Pre-Funding Period, the related Equipment Trust Certificates, except that on the first scheduled payment date after the related Pre-Funding Period, the difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Equipment Trust Certificates will be payable from the related Collateral Account and the related Additional Collateral. See "Payments and Limitations of Liability." Scheduled payments of principal and interest on the Equipment Trust Certificates will be made on the dates specified in the applicable Prospectus Supplement.


    NET LEASE. The Corporation's obligations under each Lease in respect of the related Aircraft will be those of a lessee under a "net lease." Accordingly, the Corporation will be obligated to pay all costs of operating the Aircraft and its expenses, to maintain, service, repair and overhaul the Aircraft so as to keep the Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Aviation Act or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation. Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to an Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or additions assuming that such Aircraft was then in the condition and airworthiness required by the related Lease. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from an Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use on such Aircraft so long as such removals do not decrease the utility, condition or airworthiness of such Aircraft or any such engine, although the value of such Aircraft or any such engine may be reduced by such removal. See the applicable Prospectus Supplement for a description of certain limitations, if any, applicable to provisions described in this paragraph.



    INSURANCE. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will be obligated to carry insurance with insurers of recognized responsibility with respect to each Aircraft at its own cost and expense, in such amounts, against such risks, with such deductibles or self-
insurance amounts (i) in the case of hull insurance, as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the respective Aircraft and (ii) in the case of liability insurance, as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Corporation, owning or operating aircraft similar to the Aircraft. The Corporation will be permitted to maintain coverage below certain stipulated values and may be permitted to self-insure in certain circumstances, subject to certain limits. Therefore, there is no assurance that any insurance will be carried in the future, or, if it is carried, as to the amount of such insurance. The Corporation and any permitted sublessee of an Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, the Owner Trustee and the related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. Unless otherwise specified in the applicable Prospectus Supplement, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds in excess of certain specified amounts will be distributed to the related Indenture Trustee. See the applicable Prospectus Supplement for a description of certain limitations, if any, applicable to provisions described in this paragraph.


    LEASE EVENTS OF DEFAULT; REMEDIES. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.


THE PARTICIPATION AGREEMENTS


    The Corporation will be required to indemnify each Indenture Trustee, each Owner Participant and each Owner Trustee, and certain parties affiliated with the foregoing (but not including holders of the Equipment Trust Certificates or the Certificateholders), for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof. In addition, under certain circumstances the Corporation will be required to indemnify such persons against certain taxes, levies and duties and for certain other matters relating to such transactions or the applicable Aircraft. Each Owner Participant will be required to indemnify the holders of the Equipment Trust Certificates issued with respect to the Aircraft in which such Owner Participant has an interest under an Owner Trust for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the Lien of the applicable Indenture. Subject to certain restrictions, each Owner Participant may convey all of its right, title and interest relating to any Aircraft. Moreover, if so provided in the applicable Prospectus Supplement, in certain limited instances the Corporation may assume an Owner Trust's obligation under the related Equipment Trust Certificates on a full recourse basis.


                        FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Davis Polk & Wardwell, tax counsel to the Corporation, the following discussion accurately describes the principal United States federal income tax consequences of ownership and disposition of the Pass Through Certificates, and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. This opinion is based on laws, regulations, rulings and decisions in effect as of the date hereof. Changes to existing law, which could have retroactive effect, may alter the consequences described below. This opinion does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies and foreign investors) may be subject to special rules. This summary discusses only Pass Through Certificates held as capital assets for federal income tax purposes. Persons considering purchasing interests in Pass Through Certificates should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust.

GENERAL

    The Pass Through Trusts will not be classified as associations taxable as corporations, but rather, will be classified as grantor trusts under subpart E,
Part 1 of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and each Certificateholder will be treated as the owner of a pro rata undivided interest in each of the Equipment Trust Certificates and any other property held in the related Pass Through Trust.

    Each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Trust Certificates and any other property held in the related Pass Through Trust in accordance with such Certificateholder's method of accounting. A Certificateholder using the cash method of accounting must take into account its pro rata share of income as and when such income is considered to have been received by the Pass Through Trustee. A Certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Pass Through Trustee, whichever is earlier.

    A purchaser of an interest in a Pass Through Certificate will be treated as purchasing an interest in each Equipment Trust Certificate and any other property in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Trust Certificates and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate. Unless otherwise indicated in a Prospectus Supplement, the Corporation anticipates that when all the Equipment Trust Certificates have been acquired by the related Pass Through Trust the purchase price paid for a Pass Through Certificate of such Pass Through Trust by an original purchaser of such Pass Through Certificate should be allocated among the Equipment Trust Certificates held in such Pass Through Trust in proportion to their respective principal amounts.


    If an Equipment Trust Certificate held by a Pass Through Trust is prepaid, a Certificateholder will be considered to have sold his pro rata share of that Equipment Trust Certificate, and will recognize the gain or loss equal to the difference between its aggregate adjusted basis in the Equipment Trust Certificate and the amount realized on the sale (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Subject to the market discount provisions of the Code (described below), any such gain or loss will be long-term capital gain or loss if the Equipment Trust Certificate is considered to have been held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. With respect to the Equipment Trust Certificates, although the matter is not entirely free from doubt, an Owner Participant's conveyance of its interest in an Owner Trust will not constitute a taxable event to the holders of interests in the related Equipment Trust Certificates. If the Corporation were to assume an Owner Trust's obligations under the related Equipment Trust Certificates upon a purchase of the related Aircraft by the Corporation, such assumption would be treated as a taxable exchange of the respective Equipment Trust Certificates resulting in the recognition of taxable gain or loss under the rules discussed above. For this purpose the amount realized will be equal to the fair market value of the Certificateholder's pro rata share of the respective Equipment Trust Certificates at such time. However, under proposed Treasury regulations not currently in effect, the Corporation's assumption of the Owner Trust's obligations under the circumstances described above would not be treated as a taxable exchange of the Equipment Trust Certificates. It is impossible to predict whether or in what form final or temporary regulations might be promulgated and what the substance or effective date of such regulations might be.


SALES OR EXCHANGES OF PASS THROUGH CERTIFICATES

    A Certificateholder that sells or exchanges a Pass Through Certificate will be considered to have sold his pro rata portion of the property held by the Pass Through Trust, and will recognize gain or loss on the basis discussed in the preceding paragraph.

MARKET DISCOUNT


    A purchaser of a Pass Through Certificate generally will be considered to have acquired an interest in an Equipment Trust Certificate at a "market discount" to the extent the remaining principal amount of such Equipment Trust Certificate allocable to the Pass Through Certificate exceeds the Certificateholder's tax basis allocable to such Equipment Trust Certificate, unless the excess does not exceed a prescribed DE MINIMIS amount. In the event such excess exceeds the DE MINIMIS amount, the Certificateholder will be subject to the market discount rules of Sections 1276 through 1278 of the Code with regard to its interest in such Equipment Trust Certificate.


    In the case of a sale or certain other disposition of indebtedness subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from such sale or disposition be treated as ordinary income to the extent such gain represents a market discount that has accrued during the period such indebtedness was held. If such indebtedness is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Code Section 1276(d)), accrued market discount will be includable as ordinary income as if the Certificateholder had sold the Equipment Trust Certificate at its then market value.

    In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition or subsequent partial principal payment will be reduced by the amount of accrued market discount previously included in income.

    Generally, market discount accrues under a straight line method or, at the election of the taxpayer, a constant interest method. However, in the case of installment obligations (such as the Equipment Trust Certificates), the manner in which the market discount is to be accrued has been left to Treasury regulations not yet promulgated. Until such Treasury regulations are issued, the explanatory Conference Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations with a market discount (which do not have original issue discount) may elect to accrue the market discount either on the basis of a constant interest rate or as follows: the amount of the market discount that is deemed to accrue is the amount of the market discount that bears the same ratio to the total amount of the remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period.

    Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includable in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

    Section 1278 of the Code allows a taxpayer to make an election to include market discount in his gross income currently. If such election is made, the rules of Sections 1276 and 1277 (described above) will not apply to the taxpayer.

PREMIUM

    A Certificateholder will be considered to have acquired an interest in an Equipment Trust Certificate at a premium to the extent such Certificateholder's tax basis allocable to such Equipment Trust Certificate exceeds the remaining principal amount of such Equipment Trust Certificate allocable to such Certificateholder's Pass Through Certificate. In that event, a Certificateholder that holds such Pass Through Certificate as a capital asset may elect (in accordance with applicable Code provisions) to amortize such premium as an offset to interest income under Section 171 of the Code with corresponding reductions in the Certificateholder's tax basis in such Equipment Trust Certificate. Generally, such amortization is on a constant yield basis. In the case of installment obligations (such as the Equipment Trust Certificates), however, the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations. See "Market Discount."

    Since the Equipment Trust Certificates may be called at a premium prior to maturity, amortizable premium may be determined by reference to an early call date. Due to the complexities of the amortizable premium rules, particularly where there is more than one possible call date and the amount of any premium is uncertain, Certificateholders are urged to consult their tax advisors as to the amount of any such amortizable premium.

    If a Certificateholder acquires an interest in an Equipment Trust Certificate at a premium and elects to amortize such premium, and the Internal Revenue Service successfully challenges the amount of amortization claimed for a particular period, then such Certificate Owner would be precluded from offsetting interest income on the Equipment Trust Certificate for such period with the amount of the disallowed amortization, and the basis of such Equipment Trust Certificate would be increased accordingly.

ORIGINAL ISSUE DISCOUNT


    Under a reasonable interpretation of applicable Treasury regulations on original issue discount, it is anticipated that the Equipment Trust Certificate will not be issued with original issue discount.


BACKUP WITHHOLDING

    Payments made on the Pass Through Certificates, and proceeds from the sale or exchange of the Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under the Code. Any such withholding amounts will be allowed as a credit against the Certificateholder's federal income tax and may entitle such Certificateholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                          CERTAIN SOUTH CAROLINA TAXES

    The Pass Through Trustee is a national banking association with its corporate trust office in Columbia, South Carolina. Powell, Goldstein, Frazer & Murphy, special South Carolina tax counsel for the Pass Through Trustee, has advised the Corporation that, in its opinion, under currently applicable law, assuming that each Pass Through Trust will not be classified as an association taxable as a corporation for federal income tax purposes, but rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Code, and assuming that each Pass Through Trust does not otherwise engage in business in South Carolina, (i) the Pass Through Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of South Carolina or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in South Carolina will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of South Carolina or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Pass Through Certificate.

    Neither the Pass Through Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust.

                              ERISA CONSIDERATIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or individual retirement account or plan subject to Section 4975 of the Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or
Section 4975 of the Code and, therefore, may purchase the Pass Through Certificates.

                              PLAN OF DISTRIBUTION

    The Pass Through Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

    The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    In connection with the sale of Pass Through Certificates, underwriters or agents may receive compensation from the Corporation or from purchasers of Pass Through Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Pass Through Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Pass Through Certificates may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Pass Through Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

    Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Pass Through Certificates may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. If the Pass Through Certificates of any Series are sold to or through underwriters, the underwriters may make a market in such Pass Through Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Pass Through Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates of any Series.

    Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.

                                 LEGAL MATTERS


    Unless otherwise indicated in the applicable Prospectus Supplement, the legality of the Pass Through Certificates offered hereby will be passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by counsel for any agents, dealers or underwriters ("Underwriters' Counsel"). Unless otherwise indicated in the applicable Prospectus Supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of Powell, Goldstein, Frazer & Murphy, counsel for NationsBank of South Carolina, individually and as Pass Through Trustee, as to matters relating to the authorization, execution and delivery of the Pass Through Agreement and of each Series of Pass Through Certificates by the Pass Through Trustee, and of Kenneth R. Masterson, Senior Vice President and General Counsel of the Corporation, as to the Corporation's authorization, execution and delivery of the Pass Through Agreement. At February 9, 1994, Mr. Masterson owned 2,500 shares of the Corporation's common stock and held options to purchase 69,000 shares of such common stock. Of the options granted, 34,400 were vested at such date.


                                    EXPERTS


    The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1993 and incorporated by reference herein have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.



    With respect to the unaudited interim financial information for the quarters ended August 31, 1993 and November 30, 1993, included in the Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference herein, Arthur Andersen & Co. has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because neither of such reports is a "report" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, THE PASS THROUGH CERTIFICATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS OR IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Available Information..........................           3
Reports to Pass Through Certificateholders.....           3
Incorporation of Certain Documents by
 Reference.....................................           3
Federal Express Corporation....................           4
Ratio of Earnings to Fixed Charges.............           4
Outline of Pass Through Trust Structure........           4
Use of Proceeds................................           5
Diagram of Payments............................           6
Description of the Pass Through Certificates...           7
Description of the Equipment Trust
 Certificates..................................          16
Federal Income Tax Consequences................          22
Certain South Carolina Taxes...................          25
ERISA Considerations...........................          26
Plan of Distribution...........................          26
Legal Matters..................................          27
Experts........................................          27


                                  $400,000,000

                                     [LOGO]

                                  $400,000,000
                           PASS THROUGH CERTIFICATES

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                                         , 1994


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  Appendix A

                    A diagram is included following the second paragraph of "Diagram of Payments." The diagram contains boxes representing the parties identified in the second paragraph of "Diagram of Payments," which are connected by arrows demonstrating the cash flows described in the paragraph.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following are the estimated expenses of the issuance and distribution of the securities (other than underwriting discounts and commissions) being registered, all of which will be paid by or on behalf of the Registrant:


SEC Registration Fee.............................................  $ 137,932
Printing and Engraving...........................................     50,000
Attorneys' Fees and Expenses.....................................    500,000
Trustees' Fees...................................................     10,500
Accounting Fees and Expenses.....................................     15,000
Blue Sky Fees and Expenses.......................................     30,000
Rating Agency Fees...............................................    120,000
Miscellaneous....................................................     10,000
                                                                   ---------
    Total........................................................  $ 873,432
                                                                   ---------
                                                                   ---------


    All of the above amounts, other than the SEC Registration Fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    (a) Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL") as to indemnification by the Registrant of officers and directors.

    (b) Section 13 of Article III of the by-laws of the Registrant provides for indemnification of directors as follows:

    Section 13. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

    Section 18 of Article V of the by-laws of the Registrant provides for indemnification of officers as follows:

    Section 18. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was an officer or Managing Director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

    (c) The Registrant has also entered into an indemnification agreement with each of its directors based on the sections of the DGCL that recognize the validity of additional indemnity rights granted by agreement. The indemnification agreement alters or clarifies the statutory indemnity with respect to the Registrant's directors in the following respects: (i) indemnity is explicitly provided for settlements, fines and judgments in derivative actions to the maximum extent permitted by Delaware law, (ii) prompt payment of expenses is provided in advance of indemnification, provided the director undertakes to repay such amount if it is finally determined the director is not entitled to be indemnified and (iii) indemnification for all matters involving a director as a party by reason of the person being a director unless the person violates the law or the person's conduct is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Therefore, a director who has entered into the indemnification agreement will be entitled to indemnification automatically according to its terms without prior independent review of such director's conduct and approval of the indemnification payment by either disinterested directors, independent counsel or the stockholders. Certain of the provisions of the indemnification agreement have not been tested in court and remain subject to public policy considerations with respect to their enforceability. The Registrant has been advised that indemnification of a judgment or amounts paid in settlement in a derivative suit may be contrary to public policy in the State of Delaware. Because substantial uncertainty exists as to the validity of such payments, the Registrant will not make an indemnification payment for fines, judgments or amounts paid in settlement in a derivative suit without first obtaining an opinion of independent counsel that such payment is permitted under Delaware law.

    (d) The Underwriting Agreement filed as Exhibit 1 to the Registration Statement provides, under certain circumstances, for indemnification for the Registrant and certain other persons against certain liabilities.

    (e)  The  Registrant  has  purchased  insurance  designed  to  protect   the
Registrant and its directors and officers against losses arising from certain claims, including claims under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 16.  EXHIBITS:


 EXHIBIT
 NUMBER                                            DESCRIPTION OF EXHIBITS
- ---------  --------------------------------------------------------------------------------------------------------
 1         Form of Underwriting Agreement**
 4.a.1     Form of Pass Through Trust Agreement between Federal Express Corporation and the Pass Through Trustee**
 4.a.2     Form of Pass Through Certificate (included in 4.a.1)**
 4.b       Form of Trust Indenture and Security Agreement between the Owner Trustee and the Indenture Trustee, relating to Equipment Trust Certificates (Filed as Exhibit 4(c) to Registrant's Registration Statement
            on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*
 4.c       Form of Participation Agreement among Federal Express Corporation, as Lessee, the Owner Participant, the
            Owner Trustee, the Original Loan Participants, if any, the Indenture Trustee and the Pass Through
            Trustee (Filed as Exhibit 4(e)(1) to Registrant's Registration Statement on Form S-3, Commission File
            No. 33-52142, and incorporated herein by reference.)*
 4.d       Form of Trust Agreement between the Owner Participant and the Owner Trustee (Filed as Exhibit 4(f) to
            Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*
 4.e       Form of Lease Agreement between the Owner Trustee, as the Lessor, and Federal Express Corporation, as
            Lessee (Filed as Exhibit 4(g) to Registrant's Registration Statement on Form S-3, Commission File No.
            33-52142, and incorporated herein by reference.)*
 4.f       Form of letter of credit to be required during any Pre-Funding Period
 4.g       Form of Collateral Agreement between the Owner Trustee and the Indenture Trustee

- ------------------------
* Separate Indentures, Participation Agreements and Lease Agreements will be entered into with respect to each Aircraft in connection with any particular offering of Pass Through Certificates. The Prospectus Supplement for each offering of Pass Through Certificates will set forth any material details in which such Indentures, Participation Agreements, Transfer Agreements, Trust Agreements or Lease Agreements, as the case may be, differ from the corresponding Exhibit for the form of such documents.
**    Previously filed.

 EXHIBIT
 NUMBER                                            DESCRIPTION OF EXHIBITS
- ---------  --------------------------------------------------------------------------------------------------------
 5.a       Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation, relating to the Pass Through
            Certificates**
 5.b       Opinion of Powell, Goldstein, Frazer & Murphy, counsel for the Pass Through Trustee**
 5.c       Opinion of Kenneth R. Masterson, Senior Vice President and General Counsel of Federal Express
            Corporation, relating to the Pass Through Certificates**
 8.a       Tax Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation (included under the caption "Federal Income Tax Consequences" in the Prospectus)
 8.b       Tax Opinion of Powell, Goldstein, Frazer & Murphy, special counsel for the Pass Through Trustee
            (included under the caption "Certain South Carolina Taxes" in the Prospectus)
12         Computation of Ratio of Earnings to Fixed Charges (Filed as Exhibit 12 to Registrant's Quarterly Report
            on Form 10-Q for the fiscal quarter ended November 30, 1993, Commission File No. 1-7806, and incorporated herein by reference.)
15         Letter regarding unaudited interim financial information (Filed as Exhibit 15.1 to Registrant's
            Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1993, Commission File No.
            1-7806, and incorporated herein by reference.)
23.a       Consent of Davis Polk & Wardwell, counsel for Federal Express Corporation (included in Exhibit 5.a)**
23.b       Consent of Powell, Goldstein, Frazer & Murphy, counsel for the Pass Through Trustee (included in Exhibit
            5.b)**
23.c       Consent of Kenneth R. Masterson (included in Exhibit 5.c)**
23.d       Consent of Arthur Andersen & Co., independent public accountants
24         Power of Attorney
25         Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of NationsBank of
            South Carolina, National Association, as Pass Through Trustee**

- ------------------------
* Separate Indentures, Participation Agreements and Lease Agreements will be entered into with respect to each Aircraft in connection with any particular offering of Pass Through Certificates. The Prospectus Supplement for each offering of Pass Through Certificates will set forth any material details in which such Indentures, Participation Agreements, Transfer Agreements, Trust Agreements or Lease Agreements, as the case may be, differ from the corresponding Exhibit for the form of such documents.
**    Previously filed.

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement No. 33-51623 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 17th day of February, 1994.


                                         FEDERAL EXPRESS CORPORATION
                                          (Registrant)


                                          By        /S/ ALAN B. GRAF, JR.
                                            ------------------------------------
                                            Alan B. Graf, Jr.
                                            Senior Vice President and
                                            Chief Financial Officer



    Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated:



                 SIGNATURE                                    CAPACITY                             DATE
- -------------------------------------------  -------------------------------------------  -----------------------
                                                       Chairman of the Board,
             /S/ FREDERICK W. SMITH*                     President and Chief
     --------------------------------               Executive Officer (Principal
            Frederick W. Smith                         Executive Officer) and
                                                              Director
             /S/ WILLIAM J. RAZZOUK*
     --------------------------------                 Executive Vice President,
            William J. Razzouk                      Worldwide Customer Operations
              /S/ ALAN B. GRAF, JR.                   Senior Vice President and
     --------------------------------                  Chief Financial Officer                  February 17, 1994
             Alan B. Graf, Jr.                      (Principal Financial Officer)
               /S/ GRAHAM R. SMITH*
     --------------------------------               Vice President and Controller
              Graham R. Smith                      (Principal Accounting Officer)
               /S/ ROBERT H. ALLEN*
     --------------------------------                         Director
              Robert H. Allen
           /S/ HOWARD H. BAKER, JR.*
     --------------------------------                         Director
           Howard H. Baker, Jr.
             /S/ ANTHONY J.A. BRYAN*
     --------------------------------                         Director
            Anthony J.A. Bryan
                /S/ ROBERT L. COX*
     --------------------------------                         Director
               Robert L. Cox
             /S/ RALPH D. DENUNZIO*
     --------------------------------                         Director
             Ralph D. DeNunzio

                 SIGNATURE                                    CAPACITY                             DATE
- -------------------------------------------  -------------------------------------------  -----------------------
              /S/ JUDITH L. ESTRIN*
     --------------------------------                         Director
             Judith L. Estrin
                 /S/ PHILIP GREER*
     --------------------------------                         Director
               Philip Greer
                /S/ J.R. HYDE, III*
     --------------------------------                         Director
              J.R. Hyde, III
             /S/ CHARLES T. MANATT*
     --------------------------------                         Director
             Charles T. Manatt
          /S/ JACKSON W. SMART, JR.*
     --------------------------------                         Director
           Jackson W. Smart, Jr.
               /S/ JOSHUA I. SMITH*
     --------------------------------                         Director
              Joshua I. Smith
             /S/ PETER S. WILLMOTT*
     --------------------------------                         Director
             Peter S. Willmott
      *By:      /S/ ALAN B. GRAF, JR.
       ----------------------------
              Alan B. Graf, Jr.                                                                 February 17, 1994
               ATTORNEY-IN-FACT

                                 EXHIBIT INDEX



 EXHIBIT
 NUMBER                                              EXHIBIT DESCRIPTION
- ---------  --------------------------------------------------------------------------------------------------------
 1         Form of Underwriting Agreement**
 4.a.1     Form of Pass Through Trust Agreement between Federal Express Corporation and the Pass Through Trustee**
 4.a.2     Form of Pass Through Certificate (included in 4.a.1)**
 4.b       Form of Trust Indenture and Security Agreement between the Owner Trustee and the Indenture Trustee, relating to Equipment Trust Certificates (Filed as Exhibit 4(c) to Registrant's Registration Statement
            on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*
 4.c       Form of Participation Agreement among Federal Express Corporation, as Lessee, the Owner Participant, the
            Owner Trustee, the Original Loan Participants, if any, the Indenture Trustee and the Pass Through
            Trustee (Filed as Exhibit 4(e)(1) to Registrant's Registration Statement on Form S-3, Commission File
            No. 33-52142, and incorporated herein by reference.)*
 4.d       Form of Trust Agreement between the Owner Participant and the Owner Trustee (Filed as Exhibit 4(f) to
            Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference.)*
 4.e       Form of Lease Agreement between the Owner Trustee, as the Lessor, and Federal Express Corporation, as
            Lessee (Filed as Exhibit 4(g) to Registrant's Registration Statement on Form S-3, Commission File No.
            33-52142, and incorporated herein by reference.)*
 4.f       Form of letter of credit to be required during any Pre-Funding Period
 4.g       Form of Collateral Agreement between the Owner Trustee and the Indenture Trustee
 5.a       Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation, relating to the Pass Through
            Certificates**
 5.b       Opinion of Powell, Goldstein, Frazer & Murphy, counsel for the Pass Through Trustee**
 5.c       Opinion of Kenneth R. Masterson, Senior Vice President and General Counsel of Federal Express
            Corporation, relating to the Pass Through Certificates**
 8.a       Tax Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation (included under the caption "Federal Income Tax Consequences" in the Prospectus)
 8.b       Tax Opinion of Powell, Goldstein, Frazer & Murphy, special counsel for the Pass Through Trustee
            (included under the caption "Certain South Carolina Taxes" in the Prospectus)
12         Computation of Ratio of Earnings to Fixed Charges (Filed as Exhibit 12 to Registrant's Quarterly Report
            on Form 10-Q for the fiscal quarter ended November 30, 1993, Commission File No. 1-7806, and incorporated herein by reference.)

- ------------------------
* Separate Indentures, Participation Agreements and Lease Agreements will be entered into with respect to each Aircraft in connection with any particular offering of Pass Through Certificates. The Prospectus Supplement for each offering of Pass Through Certificates will set forth any material details in which such Indentures, Participation Agreements, Transfer Agreements, Trust Agreements or Lease Agreements, as the case may be, differ from the corresponding Exhibit for the form of such documents.
**    Previously filed.

 EXHIBIT
 NUMBER                                              EXHIBIT DESCRIPTION
- ---------  --------------------------------------------------------------------------------------------------------
15         Letter regarding unaudited interim financial information (Filed as Exhibit 15.1 to
            Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November
            30, 1993, Commission File No. 1-7806, and incorporated herein by reference.)
23.a       Consent of Davis Polk & Wardwell, counsel for Federal Express Corporation (included in Exhibit 5.a)**
23.b       Consent of Powell, Goldstein, Frazer & Murphy, counsel for the Pass Through Trustee
            (included in Exhibit 5.b)**
23.c       Consent of Kenneth R. Masterson (included in Exhibit 5.c)**
23.d       Consent of Arthur Andersen & Co., independent public accountants
24         Power of Attorney
25         Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of NationsBank of South Carolina, National Association, as Pass Through
            Trustee**

- ------------------------
* Separate Indentures, Participation Agreements and Lease Agreements will be entered into with respect to each Aircraft in connection with any particular offering of Pass Through Certificates. The Prospectus Supplement for each offering of Pass Through Certificates will set forth any material details in which such Indentures, Participation Agreements, Transfer Agreements, Trust Agreements or Lease Agreements, as the case may be, differ from the corresponding Exhibit for the form of such documents.
**    Previously filed.